UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(Sate or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20431 North Sea Circle

Lake Forest, CA 92630

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AUSI	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2023, Aura Systems, Inc. (the “Company”) announced that it had appointed Gary Campbell as the Company’s Chief Financial Officer, effective August 15, 2023. Mr. Campbell will serve as the Company’s principal financial officer in such role. In connection with Mr. Campbell’s appointment, the Company has accepted the resignation of Mr. Steven Willett as Chief Financial Officer. Mr. Willett has served as Chief Financial Officer since February 2022. Mr. Willett’s resignation is not in connection with any disagreement relating to the Company’s operations, policies, or practices.

Mr. Campbell, age 56, will join the Company from Charlie’s Holdings, Inc. where he has served as Controller since 2019. From 2014 to 2019, Mr. Campbell worked as a fractional CFO doing contract work for many different companies across numerous industries and prior to that he was CFO for HR Benefix in Hawaii. Mr. Campbell holds a Bachelor of Finance degree from the University of Western Ontario and a CPA designation in Canada and the USA. Mr. Campbell will receive an annual base salary of $160,000.

There is no arrangement or understanding between Mr. Campbell and any other person pursuant to which Mr. Campbell was selected as the Company’s Chief Financial Officer and there are no family relationships between Mr. Campbell and any of the Company’s directors or executive officers. In addition, there have been no transactions involving Mr. Campbell that would be required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2023	By:	/s/ Cipora Lavut
Cipora Lavut
President

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